UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2023
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Director
On December 3, 2023, Lubomira Rochet, a member of the Board of Directors (the “Board”) of Krispy Kreme, Inc. (the “Company”), submitted her resignation to Catherine Tang, the Company’s Corporate Secretary.
Ms. Rochet’s transition was not caused, in whole or in part, by a disagreement with the Company or the Board. Ms. Rochet’s resignation will be effective on December 31, 2023.
The Company wishes to thank Ms. Rochet for over two years of contributions to the Board. The Board also wishes to note all of the efforts and dedication that Ms. Rochet brought to her service to the Company and wishes her continued success in the future.
Election of Director
On December 4, 2023, the Board elected Joshua A. Charlesworth as a director effective January 1, 2024, which will coincide with the date that Mr. Charlesworth succeeds as the Company’s Chief Executive Officer.
As an executive director, Mr. Charlesworth will not receive any additional compensation for his Board service. Mr. Charlesworth is not a party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K of the Securities Act of 1933. Mr. Charlesworth is not a party to any material plan, contract, or arrangement in connection with his election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: December 6, 2023

By:    /s/ Catherine Tang

Name:	Catherine Tang
Title:	Chief Legal Officer